Exhibit 99

                                 US AIRWAYS MAKES AIRBUS AIRCRAFT PAYMENTS;
                          DRAWS DOWN PORTION OF REMAINING RSA DIP FACILITY

                          Company is On Track for March 31, 2003 Emergence from Chapter 11

       Arlington, Va., March 7, 2003 -- US Airways announced today that it has made payments on its 2000-1 and 2000-3 pass through trust related to Airbus aircraft. These payments, totaling $64.2 million, were due on Feb. 20, 2003, and March 3, 2003, respectively, and were made prior to the end of the applicable cure periods.

       In addition, US Airways announced that, in connection with the Airbus aircraft payments, it had drawn down $69 million of the Retirement Systems of Alabama's (RSA) debtor-in-possession financing facility (DIP). The remaining $131 million of the RSA DIP continues to be subject to the applicable closing conditions.

       Although US Airways is on track to emerge from Chapter 11 on March 31, 2003, it first must resolve several remaining issues, each of which is critical to the company, including:

   -  Successful resolution of its pilot pension obligations. The company has begun formal negotiations with the Air Line Pilots Association (ALPA) following the U.S. Bankruptcy Court's approval to terminate the existing pension plan.

   -  The U.S. Bankruptcy Court must confirm the company's proposed Plan of Reorganization. Balloting on the plan by the company's creditors closes on March 10, 2003, and a confirmation hearing is scheduled for March 18-20, 2003.

   -  Defer or make payment on 2001-1 pass through trust certificates related to additional Airbus aircraft, due on March 20, 2003. Total value is $27 million.

   -  Reach agreement on a replacement credit card processor.

       US Airways was granted authorization on Jan. 17, 2003, by Judge Stephen S. Mitchell, of the U.S. Bankruptcy Court of the Eastern District of Virginia, to solicit approval from its creditors on its plan of reorganization that provides for the airline's emergence from Chapter 11 protection in March 2003.

       Following a four-day hearing, on March 1, 2003, Judge Mitchell rendered a decision stating that US Airways had met the financial standards for a distress termination of the defined benefit pension plan for its pilots. The court's finding was required the requirements for the Pension Benefit Guaranty Corporation (PBGC) to begin consideration of its separate approval process to formally terminate the existing pilot pension plan by March 31, 2003, in conjunction with US Airways' planned emergence from bankruptcy protection set for that same day. Judge Mitchell also authorized US Airways to implement a defined contribution pension plan on terms to be worked out between the company and ALPA.

       US Airways has received proposals from and is in negotiations with potential credit card processors for Visa and MasterCard transactions, once US Airways emerges from Chapter 11 bankruptcy protection and transitions its current relationship with National Processing Corp. (NPC), a division of National City Bank of Cleveland. US Airways currently has an agreement with NPC, which expires March 31, 2003, but which provides for a 45-day extension if a series of milestones are met.

       Specifically, the 45-day extension with NPC requires that US Airways have a confirmed plan of reorganization and a new credit card processing agreement in place by March 31, 2003. US Airways then has to substantially complete the plan and close on the federal loan guarantee approved by the Air Transportation Stabilization Board (ATSB) by April 15, 2003, allowing for an extension of the NPC agreement until May 15, 2003. Assuming these conditions are met, US Airways would expect to transition to its new processor in late April or early May.

       US Airways also has a debt obligation payable March 20, 2003, totaling $27 million dollars for 14 Airbus aircraft. The company currently is in discussions with certain interested parties regarding these payments and anticipates reaching agreement during the five business-day cure period, allowing for the extension of this payment, if necessary.

       US Airways is the nation's seventh largest airline and serves nearly 200 destinations in the U.S., Canada, Mexico, Europe and the Caribbean. It filed for Chapter 11 protection on Aug. 11, 2002, and has committed to a fast-track reorganization that targets the company's emergence from bankruptcy protection on March 31, 2003.

Bankruptcy law does not permit solicitation of votes on a reorganization plan until the Bankruptcy Court approves the applicable disclosure statement relating to the reorganization plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor's books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the plan. On Jan. 17, 2003, the Bankruptcy Court approved the company's Disclosure Statement with respect to its First Amended Plan of Reorganization (Amended Plan) and authorized a balloting and solicitation process that commenced on Jan. 31, 2003, and will conclude on March 10, 2003. A hearing on confirmation of the Amended Plan is scheduled to commence in the Bankruptcy Court on March 18, 2003. Persons who are entitled to vote on the Amended Plan should obtain and read the Bankruptcy Court-approved Disclosure Statement prior to voting to accept or reject the Amended Plan. The company will emerge from Chapter 11 if and when the Amended Plan receives the requisite creditor approvals and is confirmed by the Bankruptcy Court.

Certain of the information contained in this release should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the company's current views with respect to current events and financial performance. Such forward looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the company to continue as a going concern; the ability of the company to operate pursuant to the terms of the DIP facility; the company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the company to obtain and maintain normal terms with vendors and service providers; the company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the company's liquidity or results of operations; the ability of the company to fund and execute its business plan; the ability of the company to attract, motivate and/or retain key executives and associates; the ability of the company to attract and retain customers; demand for transportation in the markets in which the company operates; economic conditions; labor costs; financing costs; aviation fuel costs; security-related costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation and regulation; consumer perceptions of the company's products; acts of war or terrorism; and other risks and uncertainties listed from time to time in the company's reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the company's various pre-petition liabilities, common stock and/or other equity securities. While no assurance can be given as to what values, if any, ultimately will be ascribed in the bankruptcy proceedings to each of these constituencies, it should be noted that the Amended Plan, which the company is seeking to confirm in March, affords no distribution to the company's equity security holders and cancels such equity securities. Accordingly, the company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

NUMBER: 4498